                                                              Exhibit (e)(3)

AMERICAN GENERAL                                      INCOME ADVANTAGE SELECT(R)
Life Companies                                 VARIABLE UNIVERSAL LIFE INSURANCE
                                                        SUPPLEMENTAL APPLICATION

AMERICAN GENERAL LIFE INSURANCE COMPANY(AGL)
A SUBSIDIARY OF AMERICAN INTERNATIONAL GROUP, INC.
Home Office: Houston, Texas
--------------------------------------------------------------------------------
(THIS SUPPLEMENT MUST ACCOMPANY THE APPROPRIATE APPLICATION FOR LIFE INSURANCE.) The supplement and the application will be attached to and made part of the policy.

APPLICANT INFORMATION--SUPPLEMENT TO THE APPLICATION ON THE LIFE OF


     --------------------------------   ---------------------------------------
     Name of proposed insured           Date of application for life insurance

INITIAL ALLOCATION PERCENTAGES

INVESTMENT OPTIONS  In the "Premium Allocation" column, indicate how each premium received is to be allocated. In the "Deduction Allocation" column, indicate which investment options are to be used for the deduction of monthly account charges.

                    TOTAL ALLOCATIONS IN EACH COLUMN MUST EQUAL 100%. USE WHOLE PERCENTAGES ONLY.

                                                PREMIUM   DEDUCTION                                           PREMIUM    DEDUCTION
                                              ALLOCATION ALLOCATION                                          ALLOCATION  ALLOCATION
                                              ---------- ----------                                          ----------  ----------
  AGL DECLARED FIXED INTEREST ACCOUNT (301)     _______%   _______%   MFS(R) VARIABLE INSURANCE TRUST
  THE ALGER PORTFOLIOS                                                New Discovery* (722/770-G)                _______%   _______%
  Capital Appreciation (702/750-G)              _______%   _______%   Research (723/771-G)                      _______%   _______%
  AMERICAN CENTURY(R) VARIABLE PORTFOLIOS, INC.                       NEUBERGER BERMAN ADVISERS MANAGEMENT TRUST
  American Century VP Value (704/752-G)         _______%   _______%   Mid Cap Growth (725/773-G)                _______%   _______%
  AMERICAN FUNDS INSURANCE SERIES(R)                                  OPPENHEIMER VARIABLE ACCOUNT FUNDS
  Asset Allocation/SM/ (681/681-G)              _______%   _______%   Global Fund/VA* (727/775-G)               _______%   _______%
  Global Growth/SM/* (682/682-G)                _______%   _______%   PIMCO VARIABLE INSURANCE TRUST
  Growth/SM/ (683/683-G)                        _______%   _______%   CommodityRealReturn(R)
  Growth-Income/SM/ (684/684-G)                 _______%   _______%    Strategy* (728/776-G)                    _______%   _______%
  High-Income Bond/SM/ (685/685-G)              _______%   _______%   Global Bond (732/780-G)                   _______%   _______%
  International/SM/* (686/686-G)                _______%   _______%   Real Return (729/777-G)                   _______%   _______%
  ANCHOR SERIES TRUST                                                 Short-Term (730/778-G)                    _______%   _______%
  Capital Appreciation (687/687-G)              _______%   _______%   Total Return (731/779-G)                  _______%   _______%
  Government and Quality Bond (688/688-G)       _______%   _______%   SEASONS SERIES TRUST
  FIDELITY VARIABLE INSURANCE PRODUCTS                                Mid Cap Value (690/690-G)                 _______%   _______%
  Contrafund(R) (708/756-G)                     _______%   _______%   SUNAMERICA SERIES TRUST
  Equity-Income (709/757-G)                     _______%   _______%   Balanced (737/785-G)                      _______%   _______%
  Growth (713/761-G)                            _______%   _______%   VALIC COMPANY I
  Mid Cap (714/762-G)                           _______%   _______%   Dynamic Allocation* (696/696-G)           _______%   _______%
  Money Market (689/689-G)                      _______%   _______%   Emerging Economies* (691/691-G)           _______%   _______%
  FRANKLIN TEMPLETON VARIABLE INSURANCE                               Foreign Value* (692/692-G)                _______%   _______%
  PRODUCTS TRUST                                                      International Equities* (738/786-G)       _______%   _______%
  Franklin Small Cap Value                                            Mid Cap Index (739/787-G)                 _______%   _______%
   Securities* (715/763-G)                      _______%   _______%   Nasdaq-100(R) Index (741/789-G)           _______%   _______%
  Mutual Shares Securities (716/764-G)          _______%   _______%   Science & Technology* (742/790-G)         _______%   _______%
  INVESCO VARIABLE INSURANCE FUNDS                                    Small Cap Index* (743/791-G)              _______%   _______%
  Global Real Estate* (701/749-G)               _______%   _______%   Stock Index (744/792-G)                   _______%   _______%
  Growth and Income (745/793-G)                 _______%   _______%   VALIC COMPANY II
  International Growth* (700/748-G)             _______%   _______%   Mid Cap Value (693/693-G)                 _______%   _______%
  JANUS ASPEN SERIES                                                  Socially Responsible (694/694-G)          _______%   _______%
  Enterprise (719/767-G)                        _______%   _______%   Strategic Bond (695/695-G)                _______%   _______%
  Forty (717/765)                               _______%   _______%   OTHER:__________________________          _______%   _______%
  JPMORGAN INSURANCE TRUST                                                                                          100%       100%
  Core Bond (925/926-G)                         _______%   _______%   *If you select the Guaranteed Minimum Withdrawal Benefit
  International Equity* (721/769-G)             _______%   _______%   (GMWB) rider this investment option is designated as a
                                                                      Restricted Fund.

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AGLC103226-2008                                             Page 1 of 4                                                     Rev0413

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DOLLAR COST AVERAGING (DCA)

DOLLAR COST         ($5,000 MINIMUM BEGINNING ACCUMULATION VALUE) An amount can be systematically transferred from ANY ONE
AVERAGING (DCA)     INVESTMENT OPTION and directed to one or more of the investment options below. The AGL Declared Fixed Interest
                    Account is not available for DCA. Please refer to the prospectus for more information on the DCA option.

                    NOTE: DCA IS NOT AVAILABLE IF THE AUTOMATIC REBALANCING OPTION OR GMWB RIDER HAVE BEEN CHOSEN.

                    Day of the month for transfers:        (Choose a day of the month between 1-28.)
                    ----------------------------------     ----------------------------------------
                    Frequency of transfers:  [ ] Monthly    [ ] Quarterly    [ ] Semiannually    [ ] Annually
                    ----------------------   ------------   --------------   -----------------   -------------
                    DCA to be made from the following investment option:
                    ----------------------------------------------------    ----------------------------------
                    Transfer $                              ($100 MINIMUM, WHOLE DOLLARS ONLY)
                    -----------------------------------      -------------------------------------------------


  THE ALGER PORTFOLIOS                                              MFS(R) VARIABLE INSURANCE TRUST
  Capital Appreciation (872)                       $____________    New Discovery (892)                      $____________
  AMERICAN CENTURY(R) VARIABLE PORTFOLIOS, INC.                     Research (893)                           $____________
  American Century VP Value (874)                  $____________    NEUBERGER BERMAN ADVISERS
  AMERICAN FUNDS INSURANCE SERIES(R)                                MANAGEMENT TRUST
  Asset Allocation/SM/ (681)                       $____________    Mid Cap Growth (895)                     $____________
  Global Growth/SM/ (682)                          $____________    OPPENHEIMER VARIABLE ACCOUNT FUNDS
  Growth/SM/ (683)                                 $____________    Global Fund/VA (897)                     $____________
  Growth-Income/SM/ (684)                          $____________    PIMCO VARIABLE INSURANCE TRUST
  High-Income Bond/SM/ (685)                       $____________    CommodityRealReturn(R) Strategy (905)    $____________
  International/SM/ (686)                          $____________    Global Bond (909)                        $____________
  ANCHOR SERIES TRUST                                               Real Return (906)                        $____________
  Capital Appreciation (687)                       $____________    Short-Term (907)                         $____________
  Government and Quality Bond (688)                $____________    Total Return (908)                       $____________
  FIDELITY VARIABLE INSURANCE PRODUCTS                              SEASONS SERIES TRUST
  Contrafund(R) (878)                              $____________    Mid Cap Value (690)                      $____________
  Equity-Income (879)                              $____________    SUNAMERICA SERIES TRUST
  Growth (883)                                     $____________    Balanced (914)                           $____________
  Mid Cap (884)                                    $____________    VALIC COMPANY I
  Money Market (689)                               $____________    Dynamic Allocation (696)                 $____________
  FRANKLIN TEMPLETON VARIABLE INSURANCE                             Emerging Economies (691)                 $____________
  PRODUCTS TRUST                                                    Foreign Value (692)                      $____________
  Franklin Small Cap Value Securities (885)        $____________    International Equities (915)             $____________
  Mutual Shares Securities (886)                   $____________    Mid Cap Index (916)                      $____________
  INVESCO VARIABLE INSURANCE FUNDS                                  Nasdaq-100(R) Index (918)                $____________
  Global Real Estate (871)                         $____________    Science & Technology (919)               $____________
  Growth and Income (922)                          $____________    Small Cap Index (920)                    $____________
  International Growth (870)                       $____________    Stock Index (921)                        $____________
  JANUS ASPEN SERIES                                                VALIC COMPANY II
  Enterprise (889)                                 $____________    Mid Cap Value (693)                      $____________
  Forty (887)                                      $____________    Socially Responsible (694)               $____________
  JPMORGAN INSURANCE TRUST                                          Strategic Bond (695)                     $____________
  Core Bond (925)                                  $____________    OTHER:                                   $____________
  International Equity (891)                       $____________

Dollar Cost averaging does not assume a profit or protect against a loss in declining markets. A policy owner should consider his or her financial ability to continue purchases through periods of low price levels in order to utilize fully a dollar cost averaging program.

AUTOMATIC REBALANCING

AUTOMATIC        ($5,000 MINIMUM BEGINNING ACCUMULATION VALUE) Variable division assets will be automatically
REBALANCING       rebalanced based on the premium percentages designated on Page 1 of this form. If the AGL
                  Declared Fixed Interest Account has been designated for premium allocation, the rebalancing will be based on the proportion allocated to the variable divisions. Please refer to the prospectus for more information on the Automatic Rebalancing option.

                  CHECK HERE FOR AUTOMATIC REBALANCING FREQUENCY:     [ ] Quarterly    [ ] Semiannually    [ ] Annually
                  -------------------------------------------------   --------------   -----------------   -------------
                  NOTE:  AUTOMATIC REBALANCING IS NOT AVAILABLE IF THE DCA OPTION HAS BEEN CHOSEN. AUTOMATIC REBALANCING
                  IS REQUIRED IF THE GMWB RIDER HAS BEEN SELECTED.

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AGLC103226-2008                                               Page 2 of 4                                                   Rev0413

MODIFIED ENDOWMENT CONTRACT

CONTRACT             If any premium payment causes the policy to be classified as a modified endowment contract under Section 7702A of the Internal Revenue Code, there may be potentially adverse tax consequences. Such consequences include: (1)
                     withdrawals or loans being taxed to the extent of gain; and (2) a 10% penalty tax on the taxable amount. In order to avoid modified endowment status, I request any excess premium that could cause such status to be refunded. [ ] YES [ ] NO

AUTHORIZATION FOR TRANSACTIONS

INITIAL APPROPRIATE  I (or we, if Joint Owners), hereby authorize AGL to act on telephone instructions or e-service instructions,
BOX HERE:            if elected, to transfer values among the variable divisions and the AGL Declared Fixed Interest Account and to change allocations for future premium payments and monthly deductions given by:

                     [ ] Policy Owner(s)--if Joint Owners, either of us acting independently.

                     [ ] Policy Owner(s) or the Agent/Registered Representative who is appointed to represent AGL and the firm authorized to service my policy.

                     AGL and any person designated by this authorization will not be responsible for any claim, loss or expense based upon telephone instructions and e-service instructions received and acted on in good faith, including losses due to telephone instructions or e-service communication errors. AGL's liability for erroneous transfers and allocations, unless clearly contrary to instructions received, will be limited to correction of the allocations on a current basis. If an error, objection or other claim arises due to a telephone instruction or e-service instruction, I will notify AGL in writing within five working days from receipt of confirmation of the transaction from AGL. I understand that this authorization is subject to the terms and provisions of my variable universal life insurance policy and its related prospectus. This authorization will remain in effect until my written notice of its revocation is received by AGL at its home office.

SUITABILITY

ALL QUESTIONS MUST   1. Have you, the Proposed Insured or Owner (if different), received the variable universal
BE ANSWERED.            life insurance policy prospectus and the investment choices brochure describing the
                        investment options?                                                                       [ ] yes   [ ] no

                     2. Do you understand and acknowledge:

                        a. THAT THE POLICY APPLIED FOR IS VARIABLE, EMPLOYS THE USE OF SEGREGATED ACCOUNTS
                           WHICH MEANS THAT YOU NEED TO RECEIVE AND UNDERSTAND CURRENT PROSPECTUSES FOR THE
                           POLICY AND THE UNDERLYING ACCOUNTS?                                                    [ ] yes   [ ] no

                        b. THAT ANY BENEFITS, VALUES OR PAYMENTS BASED ON PERFORMANCE OF THE SEGREGATED
                           ACCOUNTS MAY VARY: AND

                           (1) ARE NOT GUARANTEED BY AGL, ANY OTHER INSURANCE COMPANY, THE U.S. GOVERNMENT OR
                               ANY STATE GOVERNMENT?                                                              [ ] yes   [ ] no

                           (2) ARE NOT FEDERALLY INSURED BY THE FDIC, THE FEDERAL RESERVE BOARD OR ANY OTHER
                               AGENCY, FEDERAL OR STATE?                                                          [ ] yes   [ ] no

                        c. THAT IN ESSENCE, ALL RISK IS BORNE BY THE OWNER EXCEPT FOR FUNDS PLACED IN THE AGL
                           DECLARED FIXED INTEREST ACCOUNT?                                                       [ ] yes   [ ] no

                        d. THAT THE POLICY IS DESIGNED TO PROVIDE LIFE INSURANCE COVERAGE AND TO ALLOW FOR THE
                           ACCUMULATION OF VALUES IN THE SEGREGATED ACCOUNTS?                                     [ ] yes   [ ] no

                        e. THE AMOUNT OR DURATION OF THE DEATH BENEFIT MAY INCREASE OR DECREASE, DEPENDING ON
                           THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT?                                     [ ] yes   [ ] no

                        f. THE POLICY VALUES MAY INCREASE OR DECREASE, DEPENDING ON THE INVESTMENT EXPERIENCE
                           OF THE SEPARATE ACCOUNT, THE AGL DECLARED FIXED INTEREST ACCOUNT ACCUMULATION, AND
                           CERTAIN EXPENSE DEDUCTIONS?                                                            [ ] yes   [ ] no

                     3. Do you believe the Policy you selected meets your insurance and investment objectives
                        and your anticipated financial needs?                                                     [ ] yes   [ ] no

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AGLC103226-2008                                             Page 3 of 4                                                     Rev0413

ELECTRONIC DELIVERY CONSENT

                     American General Life Insurance Company ("AGL") is capable of providing contract and investment option prospectuses, supplements, statements of additional information, and reports via e-mail or CD-ROM. In order to verify your e-mail receipt of these documents, we must obtain your consent to this type of delivery format.

                     This consent authorizes AGL, with respect to AGL's variable universal life insurance policies, to deliver the following communications via e-mail or CD-ROM:

                      . Contract prospectuses and supplements
                      . Investment option prospectuses and supplements
                      . Statements of additional information
                      . Annual and semi-annual investment option reports


                     This consent to delivery by e-mail or CD-ROM has no expiration date. You may change or cancel your consent at any time by writing to us at American General Life Insurance Company, P.O. Box 4880, Houston, Texas,
                     77210-4880, Attn: Policy Owner Services. You may also receive a paper copy of any communication at no additional charge by writing to us at the above address.

                     In order to participate in this delivery method you must have access to the following:

                      . A personal computer with CD-ROM hardware and software
                      . Browser software, such as Microsoft Internet Explorer, Netscape Communicator, or equivalent
                      . Communication access to the Internet

                     Should you wish to print materials that have been delivered via e-mail or CD-ROM, you must also have access to a printer. Materials will be published using Portable Document Format (PDF). In order to view PDF documents, you must have Adobe Acrobat Reader software, which is available for download free-of-charge from
                     http://www.adobe.com/products/acrobat/readstep2.html.

                     We reserve the right to mail paper copies instead of providing electronic delivery. In the event that e-mail delivery is unsuccessful, we will mail paper copies. You must notify us every time you change your e-mail address.

                     Your e-mail address will be used solely for AGL's database management regarding the electronic delivery of the communications listed above. Your e-mail address will not be sold or distributed to third parties.

                     By signing this consent, I acknowledge that I have read and understand all of the above-mentioned terms and conditions of this enrollment.

                     I consent to receive electronic delivery of the documents specified above.


                     ------------------    -------------------------------------
                     Signature of Owner    Please provide your e-mail address

                     If you prefer CD-ROM delivery, please check here [ ]

SIGNATURES

SIGNATURES            --------------------------------------------------------------------------------------------------------------
                       Signed at (city, state)


                      --------------------------------------------------------------------------------------------------------------
                       Print name of Broker/Dealer


                     X------------------------------------------------------------------------  -------------------------- --------
                       Registered representative                                                 State license #           Date


                     X---------------------------------------------------------------------------------------------------- --------
                       Primary proposed insured                                                                             Date


                     X---------------------------------------------------------------------------------------------------- --------
                       Owner (IF DIFFERENT FROM PROPOSED INSURED)                                                          Date


                     X---------------------------------------------------------------------------------------------------- --------
                       Joint Owner (IF APPLICABLE)                                                                         Date

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AGLC103226-2008                                             Page 4 of 4                                                     Rev0413